Exhibit 21

LIST OF SUBSIDIARIES OF THE COMPANY

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc.

Autoliv Electronics Canada, Inc.

VOA Canada, Inc.

China

Autoliv (Baoding) Vehicle Safety Systems Co., Ltd.

Autoliv (Beijing) Vehicle Safety Systems Co., Ltd.*

Autoliv (China) Electronics Co., Ltd.

Autoliv (China) Inflator Co., Ltd.

Autoliv (China) Steering Wheel Co., Ltd.

Autoliv (China) Automotive Safety Systems Co., Ltd.

Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.

Autoliv (Jiangsu) Automotive Safety Components Co., Ltd.

Autoliv (Nanjing) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Management Co., Ltd.

Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.

Mei-An Autoliv Co., Ltd. (59%)

Autoliv Nissin Brake Systems (Zhongshan) Co., Ltd. (51%)

Autoliv Shenda (Tai Cang) Automotive Safety Systems Co., Ltd. (60%)

Autoliv Shenda (Nanjing) Automotive Components Co., Ltd. (60%)

Estonia

AS Norma

France

Autoliv Electronics SAS

Autoliv France SNC

Autoliv Isodelta SAS

Livbag SAS

N.C.S. Pyrotechnie et Technologies SAS

OEA Europe SARL

Sociéte Franco Suédoise d'Investissement SAS

Germany

Autoliv Beteiligungsgesellschaft mbH

Autoliv BV & Co. KG

Hungary

Autoliv Kft.

India

Autoliv India Private Ltd.

Indonesia

P.T. Autoliv Indonesia (99%)

Italy

Autoliv Italia S.p.A.

Japan

Autoliv Japan Ltd.

Autoliv Nissin Brake Systems Japan Co., Ltd. (51%)

Akehai Kogyo KK (51%)

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Mexico East S.A. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

The Netherlands

Autoliv ASP B.V.

Autoliv Autosicherheitstechnik B.V.

Philippines

Autoliv Cebu Safety Manufacturing, Inc.

Poland

Autoliv Poland Sp. z o.o.

Romania

Autoliv Romania S.R.L.

Russia

OOO Autoliv

ZAO Norma-Osvar

South Africa

Autoliv Southern Africa (Pty) Ltd

South Korea

Autoliv Corporation

Spain

Autoliv BKI S.A.U.

Autoliv KLE S.A.U.

Autosafety S.L.

Sweden

Autoliv AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Holding AB

Autoliv Sverige AB

Autoliv Sverige LiDAR AB

Thailand

Autoliv Nissin Brake Research Asia Co., Ltd. (51%)

Autoliv Asia ROH, Ltd.

Autoliv Thailand Ltd.

Tunisia

ASW 3 NADHOUR

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret A.S.

United Kingdom

Airbags International Ltd

Autoliv Spring Dynamics Ltd

Autoliv U.K. Holding Ltd

USA

Autoliv ASP, Inc. (Indiana)

Autoliv Holding, Inc. (Delaware)

Autoliv Nissin Brake Systems America, LLC (Ohio) (51%)

Autoliv Roadscape Automotive, Inc. (Delaware)

Autoliv Safety Technology, Inc. (Delaware)

OEA, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

* Entity in liquidation.

The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.